UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

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Destination Maternity Urges Stockholders to Vote

FOR its Four Highly Qualified Director Nominees on the WHITE Proxy Card

Leading Independent Proxy Advisor Recommends Stockholders

Vote “FOR” All Four Destination Nominees

Company’s Highly Qualified Nominees and Detailed Go-Forward Strategy

are a Stark Contrast to Dissident Group’s Nominees and Lack of Plan

Dissident Group’s Repeated Attempts to Gain Control of the Company

and Refusal of Reasonable Settlement Offers are Highly Concerning

MOORESTOWN, N.J., May 14, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced that it has sent a letter to its stockholders. A full copy of the letter can be found below:

VOTE FOR ALL OF DESTINATION’S HIGHLY QUALIFIED DIRECTOR NOMINEES

ON THE WHITE PROXY CARD TODAY!

May 14, 2018

Dear Fellow Stockholders:

With the 2018 Annual Meeting of Stockholders coming up quickly, we urge you to vote in line with the Director recommendations of leading proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) by using the enclosed WHITE proxy card to vote “FOR” ALL FOUR of the Board’s directors:

•	Pierre-André Mestre – Recently appointed Director, Chairman of our largest stockholder

•	Peter Longo – Recently appointed Director, substantial retail, e-commerce, and omni-channel experience

•	Barry Erdos – Recently appointed Chairman of the Board, substantial retail experience as a member of the C-Suite and Board

•	Melissa Payner-Gregor – Recently appointed interim CEO, with substantial experience in merchandising, marketing, and e-commerce.

Your Board feels strongly that the most qualified individuals to execute the Company’s ongoing initiatives are the incumbent Director nominees (the “Destination Nominees”).

When conducting a side by side evaluation across a number of important metrics, we believe it is apparent that the Destination Nominees are far and away the most qualified individuals to execute the Company’s ongoing initiatives, with the dissident nominees lacking any public company Board or C-Suite experience:

Highly Qualified Destination Nominees (WHITE Proxy Card): Miller Group Nominees (Gold Proxy Card):

You should IGNORE AND THROW OUT any proxy materials you receive from a dissident group of stockholders led by Nathan G. Miller and Peter O’Malley (the “Miller Group”). Both proxy advisory firms, Institutional Stockholder Services (“ISS”) and Glass Lewis, have independently recommended that Destination stockholders vote on the Company’s WHITE proxy card.

STOCKHOLDERS SHOULD IGNORE THE MILLER GROUP’S DESPERATE ATTACKS AND

VOTE FOR ALL FOUR OF THE COMPANY’S HIGHLY QUALIFIED NOMINEES

Sadly, the Miller Group is desperately attempting to compensate for its nominees’ deficiencies in skills and experience and its lack of a plan and an articulated vision for the Company, by resorting to personal attacks and spreading innuendo, particularly respecting Barry Erdos and Melissa Payner-Gregor in matters unrelated and of no relevance to the Company.

The desperate Miller Group has also gone so far as to contradict its own public statements in attacking the candidacy of Pierre-André Mestre, Chairman of Orchestra-Prémaman, as a Board nominee even after stating publicly less than 2 months ago that the Miller Group and its Nominees:

“…would support expanding the Board and adding representatives of Orchestra-Prémaman S.A. (“Orchestra”) to the Board, if Orchestra desires such representation, so that the Board will include additional stockholder representation.”

Your Board, on the contrary, has chosen to focus on substance and the best interests of our stockholders, and not to waste our stockholders’ time and attention by such personal attacks.

THE COMPANY HAS A HIGHLY QUALIFIED AND REFRESHED BOARD,

AND A CLEAR GO-FORWARD PLAN THAT IS ALREADY YIELDING RESULTS

Destination has actively added new members to expand the skills and experience on your Board to accelerate the Company’s path to profitable growth. The result is that half of Destination’s nominees have joined the Board in the last four months, including the addition of the chair of the Company’s largest stockholder. Mr. Erdos, as Board Chairman since September 7, 2017, and Ms. Payner-Gregor, as interim CEO since January 3, 2018, have been instrumental in leading this refresh of the Board, as well as the formulation of our go-forward strategic plan which includes significant growth initiatives such as product extensions into baby soft and hard goods, capitalizing on the immediate opportunity in the market created by the Toys R Us / Babies R Us bankruptcy.

Your Board nominees include a strong mix of newly appointed and long-tenured directors which offers both governance continuity as well as new viewpoints within the Boardroom. Your Board nominees collectively possess a deep knowledge of the retail and apparel landscape and their various distribution channels, along with significant related experience serving in the C-suite and the boardroom of public companies, both international and domestic. This stands in stark contrast with the Miller Group nominees, who lack the expertise and experience required to oversee the change already underway at the Company.

Furthermore, the Miller Group has offered no “roadmap,” no “turnaround plan,” and no detailed plan of any kind to drive profitable growth, and has not offered any strategic or constructive ideas to increase stockholder value. As ISS remarked in its report,

“…the dissident has not presented a strong enough business plan to justify election of a majority slate, which could bring additional risk to shareholders.”

In contrast to the Miller Group’s lack of a business plan, your Board and management team are working diligently to capitalize on the progress made to date with a newly revised go-forward plan which is already yielding results.

Despite significant challenges, your Board and management team made progress in fiscal 2017 including:

•	Improving sales sequentially throughout the year with improved day-to-day channel and merchandising management

•	Relaunching its web platform, driving an increase in comparable sales in the channel of over 40%, with much of that improvement driven by major conversion improvements on all devices, particularly mobile; The digital platform helped to deliver a 5.2% total comp increase in the fourth quarter

•	Reducing SG&A by over $5.2MM for the partial year, with annualized run-rate savings in excess of $10MM in fiscal 2018

•	Refinancing the Company’s outstanding term loan to provide greater liquidity

Indeed, independent proxy advisory firm, Glass Lewis, in supporting ALL of the Destination Nominees, noted that this progress (measured from September 22, 2017 to the day immediately prior to the Miller Group publicly launching its campaign on March 23, 2018),

“…offers some cause to suggest the tides may be turning. In particular, we note Destination generated total shareholder returns of 57.6% for this shorter window, while a peer composite comprised of companies identified in materials published by both the Dissident and the Company offered dividend-adjusted returns of just 19.4%. Moreover, the S&P/TSX Smallcap Specialty Retail Index lost 0.8% over the same period. On balance, these values seem to indicate there could be buy-in to the board’s strategy, particularly given a partial recomposition of Destination’s oversight architecture in the period since the Orchestra contest.”

“…we recommend shareholders vote FOR all nominees using management’s WHITE proxy card.”

Building on this success, your Board and management team have worked closely together to not only develop our Company’s new go-forward strategy (which is summarized here), but also to make tangible progress in only a short time:

Go Forward Strategy	Progress to Date
Creating a more seamless and relevant omni-channel experience to lift performance in all channels leveraging our strengths in each channel to benefit all channels

Fulfill from store launched in Fall 2017 to enable greater inventory productivity and fuel ecommerce growth

Pickup from store launched in early 2017 to drive traffic to stores

Scoping and planning for implementation of in-store appointment scheduling and live chat

Increasing distribution points to increase market share as well as profit to gain leverage on expenses

Transitioning to Amazon Retail platform (set to launch in late Summer / early Fall this year) which will provide Prime fulfillment and other benefits for the Company’s products sold on Amazon

Implementation work underway to offer Destination products through at least one additional online marketplace in fiscal 2018 with more to follow

Expanding product offerings beyond our customer’s pregnancy to her life as a new-mom	Currently scoping development of an online marketplace for the offer or extension of products through Destination’s websites with active negotiations ongoing with multiple interested third parties

Protecting and expanding the revenue from marketing partnerships	Actively working to secure existing partnerships, with new partnerships (which will be incrementally additive to earnings) in negotiation

Capitalizing on the Company’s investments in planning, buying and allocation	Working to develop enhanced reporting through a newly developed business intelligence toolset which will enable insights into by-channel, by-category, and by-size performance to leverage the Company’s prior investments

Improving profitability through a stringent profit focused philosophy	Continued, rigorous review and leveraging of our highly liquid real estate portfolio Actively re-negotiating contracts with key partners to increase profitability

Bringing each of their unique skillsets and deep experience to the table, each Destination Nominee (Barry, Melissa, Pierre and Peter) have been integral to the development of the go-forward plan and the results to date. Any changes at the Board level, including the Miller Group’s attempt to replace your entire Board with nominees who lack experience with the Company or in any business which focuses on apparel and related services for the pregnant customer and new mom risks a loss of continuity and a potential deviation from this strategy which could be highly detrimental to you and all of our stockholders.

HAVING REJECTED FIVE SETTLEMENT OFFERS, THE MILLER GROUP APPEARS TO

ONLY BE INTERESTED IN TAKING CONTROL OF THE COMPANY

The election of the Miller Group’s nominees would turn over control of your Board, unseating your interim CEO Melissa Payner-Gregor, and removing the representative of our largest stockholder in Pierre-André Mestre. The Miller Group’s nominees lack institutional knowledge of your Company and other requisite skills for effective service on your Board.

Destination has made multiple attempts to reach a settlement with the Miller Group in the best interests of all Company stockholders, and yet the dissident has rejected every settlement offer. This unnecessary proxy battle launched by the Miller Group appears to be another attempt to gain complete control of the Company for its own benefit. First, the Miller Group offered an inadequate proposal to purchase the Company (at a discount to the Company’s trading price). Next, the Miller Group followed-up with an inadequate proposed private investment that would enable it to acquire effective control of the Company while significantly diluting your ownership in the Company (again, at a bargain price). This proxy battle is just the latest attempt by the Miller Group to gain control of your Company, this time by replacing your entire Board with the dissident’s own hand-selected candidates. We believe it is abundantly clear that the Miller Group’s top priority is to take over your Company, not to create value for all stockholders.

Glass Lewis also called into question the Miller Group’s true motivations in its report:

“…we are concerned the Dissident’s pattern of practice indicates a principal focus on control, rather than the expansion and protection of shareholder value.”

“…we believe the Miller Group’s bona fides as a shareholder advocate are dwarfed by its apparent interest in exercising unilateral influence over the Company.”

PROTECT THE VALUE OF YOUR INVESTMENT IN DESTINATION: VOTE THE WHITE

PROXY CARD “FOR” ALL OF THE PROPOSALS TODAY

Your Board is comprised of individuals who bring valuable perspectives and highly relevant experience, and they have recently overseen the successful recruitment of two highly qualified independent directors to further diversify opinions in the Boardroom. With a strong team in place and a solid infrastructure upon which to grow, the Company is focused on improving performance, achieving profitable growth and maximizing stockholder value. Do not turn over control of your Company to a group of individuals with no public company board experience, limited executive management experience and limited relevant industry experience.

Vote on the WHITE proxy card “FOR” all of our highly qualified slate of nominees:

Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Your vote is extremely important, no matter how many or how few shares you own. We urge you to vote today by telephone, online or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope.

If you have previously returned a gold proxy card you received from the Miller Group, you have every right to change your vote by using the WHITE proxy card to support the Destination Board. Only your latest dated validly executed proxy card will count.

Please DO NOT send back any gold proxy cards, even as a “protest vote.” Doing so will cancel out any previously submitted WHITE proxy cards.

Please vote today by telephone, online or by signing, dating and returning your WHITE proxy card today.

We are extremely honored to serve on behalf of you, our stockholders. Your Board and management team are committed to constructive engagement with our stockholders and maximizing the value of your investment.

On behalf of the Board, thank you for your continued support.

Very truly yours,

The Destination Maternity Board

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Company’s proxy materials,

please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 208-8903 (Toll-Free)

Email: info@okapipartners.com

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this letter or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this letter are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this letter. The Company assumes no obligation to update or revise the information contained in this letter (whether as a result of new information, future events or otherwise), except as required by applicable law.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.